UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021

VICOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18277	04-2742817
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Frontage Road, Andover, Massachusetts 01810

(Address of Principal Executive Offices) (Zip Code)

(978) 470-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VICR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2021, the Board of Directors (the “Board”) of Vicor Corporation (the “Company”) appointed James F. Schmidt, the Company’s Corporate Vice President, Chief Financial Officer, Treasurer, and Corporate Secretary, as a director of the Company to serve until the Company’s 2022 Annual Meeting of Stockholders or until his successor is elected and qualified or until his earlier resignation or removal. In connection with this appointment, the Board increased its size from nine members to ten members. Mr. Schmidt has not been appointed to serve on any Board committee.

There are no arrangements or understandings between Mr. Schmidt and any other persons pursuant to which Mr. Schmidt was selected as a director.

As a director who is also an employee, Mr. Schmidt is eligible to participate in, and receive equity compensation in accordance with, the Company’s standard compensation program for directors who are also employees. Under such compensation program, each director (including directors who are employees), other than any director holding in excess of 10% of the total number of shares of the capital stock of the Company, receives an annual grant of non-qualified stock options following the Annual Meeting of Stockholders under the Vicor Corporation Amended and Restated 2000 Stock Option and Incentive Plan, as amended and restated (the “Vicor Plan”). As of June 25, 2021, the date of Mr. Schmidt’s appointment to the Board, the standard formula to calculate this stock option award was $100,000, divided by the closing price of a share of the Company’s common stock as reported on The Nasdaq Stock Market on the day of the Annual Meeting of Stockholders.

Accordingly, in connection with Mr. Schmidt’s appointment to the Board on June 25, 2021, he was awarded stock options under the Vicor Plan to purchase an aggregate of 1,000 shares of the Company’s common stock, at an exercise price of $100.00 per share, which vest over a five year period and expire on June 25, 2031.

Additionally, in connection with Mr. Schmidt’s appointment as the Company’s Corporate Vice President, Chief Financial Officer, Treasurer, and Corporate Secretary effective as of June 1, 2021, Mr. Schmidt was awarded stock options under the Vicor Plan on June 1, 2021 to purchase an aggregate of 25,000 shares of the Company’s common stock, at an exercise price of $93.33 per share, which vest over a five year period and expire on June 1, 2031. As of June 1, 2021, Mr. Schmidt’s annual base salary for 2021 was set at $370,000, and he is eligible to earn a bonus of $250,000 upon successful implementation of certain internal systems. In addition, he is eligible to participate in the benefit plans and arrangements made available generally to the Company’s executive officers, which are described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 30, 2021.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2021 Annual Meeting of Stockholders of the Company was held on June 25, 2021. Under the Company’s charter, each share of the Company’s Common Stock entitles the holder thereof to one vote per share, and each share of the Company’s Class B Common Stock entitles the holder thereof to ten votes per share. The proposal listed below was submitted to a vote of stockholders at the 2021 Annual Meeting of Stockholders.

Proposal 1 - To fix the number of directors at nine and to elect nine directors to the Board of Directors of the Company.

Nominees	Votes For	Votes Withheld
Patrizio Vinciarelli	136,318,038	5,234,060
Estia J. Eichten	132,779,296	8,772,802
Philip D. Davies	135,587,721	5,964,377
Samuel J. Anderson	135,130,820	6,421,278
M. Michael Ansour	139,194,484	2,357,614
Claudio Tuozzolo	135,579,740	5,972,358
Andrew T. D’Amico	135,069,775	6,482,323
Jason L. Carlson	137,628,467	3,923,631
Michael S. McNamara	134,387,185	7,164,913

There were no broker non-votes and no abstentions on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICOR CORPORATION

Date: June 30, 2021	By:	/s/ James F. Schmidt
James F. Schmidt
Chief Financial Officer